EXHIBIT 10.2

THIRD AMENDMENT OF LEASE

THIS THIRD AMENDMENT OF LEASE (this “Amendment”) is made as of the 23rd day of April, 2008 (the “Effective Date”), by TBCI, LLC, a Massachusetts limited liability company, as successor to BHX, LLC, as Trustee of 3 Forbes Realty Trust, a Massachusetts nominee trust (“Landlord”), and ANTIGENICS, INC., a Delaware corporation (“Tenant”).

Recitals

A. Landlord and Tenant are parties to a Lease dated December 6, 2002, as amended by a First Amendment of Lease dated August 15, 2003 and by a Second Amendment of Lease (the “Second Amendment”) dated March 7, 2007 (as so amended, the “Lease”), pursuant to which Landlord leased to Tenant space in the building commonly known as 3 Forbes Road, Lexington, Massachusetts. All capitalized terms used in this Amendment which are defined in the Lease and not otherwise defined in this Amendment shall have the meanings given in the Lease.

B. The parties desire to enter into this Amendment to give Landlord (i) an option to eliminate from the Lease that portion of the Premises depicted as “Excess Space” on Exhibit A hereto (the “Excess Space”), and (ii) if Landlord exercises its option to eliminate the Excess Space from the Lease, an additional option to grant to the replacement tenant for the Excess Space the right to use that portion of the remaining Premises located on the first floor of the Building depicted as “Shared Space” on Exhibit A hereto (the “Shared Space”) on a shared basis in common with Tenant for its intended purposes.

Statement of Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Landlord’s Option to Eliminate Excess Space. Tenant grants to Landlord an option (the “Reduction Option”) to eliminate the Excess Space from the Lease, which Reduction Option shall be exercised, if at all, by written notice of exercise given by Landlord to Tenant not later than 60 days after the Effective Date. The Reduction Option shall apply to all of the Excess Space, and Landlord shall not have an option to eliminate less than all of the Excess Space from the Lease. If Landlord timely exercises the Reduction Option, then:

(a)	within ten Business Days after Tenant receives notice of such exercise, Tenant shall surrender the Excess Space in the condition required upon termination as provided in Section 7.4 of the Lease;

(b)	the Excess Space shall be eliminated from the Lease effective 30 days after the date of surrender by Tenant in accordance with clause (a) above (the “Elimination Date”);

(c)	Tenant’s Share, for purposes of determining the Additional Rent in respect of Taxes, Insurance Costs and Operating Costs, shall remain at 100% until the earlier of (i) the commencement of the term of a replacement lease of the Excess Space (the “Replacement Lease”) to a third party or (ii) the Elimination Date, and thereafter shall be determined on the basis of the Leasable Square Footage of the remaining Premises, excluding the Excess Space, relative to the Leasable Square Footage of the Building (subject to further adjustment as provided in Section 2(b) of this Amendment);

(d)

the total Base Rent shall be unchanged from the amounts provided for in Item 9 of the Summary of Basic Terms until the earlier of (i) the commencement of the term of the Replacement Lease or (ii) the Elimination Date, and thereafter shall be determined on the basis of the per square foot Base Rent provided for in Item 9 of the Summary of Basic Terms and the Leasable Square Footage of the remaining Premises, excluding the Excess Space (subject to further adjustment as provided in Section 2(b) of this Amendment); and

(e)	on or promptly after the Elimination Date, Landlord and Tenant shall enter into an amendment of the Lease to confirm the Elimination Date and make such modifications as are necessary to reflect the elimination of the Excess Space from the Lease and the provisions of Sections 1(c) and 1(d) of this Amendment.

2. Landlord’s Option to Grant Right to Use Shared Space. If Landlord timely exercises the Reduction Option, Landlord shall have an additional option (the “Sharing Option”) to grant to the replacement tenant for the Excess Space the right to use the Shared Space on a shared basis in common with Tenant for its intended purposes. The Sharing Option shall be exercised, if at all, by written notice of exercise given by Landlord to Tenant together with or as part of the notice of exercise of the Reduction Option. If Landlord timely exercises the Sharing Option, then:

(a)	during the term of the Replacement Lease, Landlord shall use reasonable diligence to maintain or cause to be maintained the Shared Space. Landlord shall operate, manage, equip, light, repair and maintain the Shared Space for its intended purpose. Tenant, its agents, customers, employees and invitees, shall have the non-exclusive right in common with the replacement tenant to use the Shared Space. ;

(b)	from the Elimination Date until termination of the Replacement Lease, the Leasable Square Footage of the Premises shall be reduced (beyond the reduction resulting from the elimination of the Eliminated Space from the Premises) by the portion of the Leasable Square Footage of the Shared Space allocated to the Excess Space, which allocation shall be determined by multiplying (i) the Leasable Square Footage of the Shared Space by (ii) a fraction, the numerator of which is the Leasable Square Footage of the Excess Space and the denominator of which is the Leasable Square Footage of the Premises prior to elimination of the Excess Space, but excluding the Shared Space;

(c)	from the Elimination Date until termination of the Replacement Lease, Tenant’s Share and the Base Rent shall be adjusted, beyond the adjustments provided for in Sections 1(c) and 1(d) of this Amendment, to reflect the reduction in the Leasable Square Footage of the Premises provided for in Section 2(b) of this Amendment; and

(d)	the amendment of the Lease provided for in Section 1(e) of this Amendment shall, in addition to making the modifications provided for in such Section 1(e), make such modifications as are necessary to reflect the provisions of Sections 2(a), 2(b) and 2(c) of this Amendment.

3. Lender’s Consent. This Amendment is conditioned on Landlord obtaining the consent of Landlord’s mortgage lender (“Lender”) to this Amendment within ten business days after the date of this Amendment. Promptly after the full execution of this Amendment, Landlord shall submit this Amendment to Lender and request Lender’s consent hereto. Landlord shall promptly advise Tenant of Lender’s consent, or refusal to consent, to this Amendment.

4. Inconsistencies; Continuing Effect of Lease. To the extent that the provisions of this Amendment are inconsistent with the provisions of the Lease, the provisions of this Amendment will control and the Lease will be deemed to be amended hereby. Except as amended by this Amendment, the provisions of the Lease remain in full force and effect.

5. Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which will be an original, but all of which, taken together, will constitute one and the same Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

TBCI, LLC, as Trustee of 3 Forbes Realty Trust

By:	/s/ Robert Schlager
Name:	Robert Schlager
Title:	Treasurer

ANTIGENICS, INC.

By:	/s/ Garo H. Armen
Name:	Garo H. Armen, PhD
Title:	Chairman & CEO

EXHIBIT A - [Floor plan graphic omitted as not material to investors; a copy will be furnished upon request.]